MEMBERS Life Insurance Company
CERTIFICATION OF CORPORATE RECORDS
I, the undersigned, DO HEREBY CERTIFY that I am a duly appointed Assistant Secretary of
MEMBERS Life Insurance Company (“MLIC”) and that as such officer I have access to MLIC’s books and records and that I have authority to make this certification; and
I further certify that via Unanimous Written Consent dated and effective January 13, 2021, the
Board of Directors of MLIC adopted the following resolutions which have not been modified or rescinded and are now in full force and effect:
WHEREAS, the Board of Directors of MEMBERS Life Insurance Company previously adopted, on July 1, 2019, resolutions authorizing the President or his designee to take certain actions with respect to writing modified guaranteed annuity business, including the establishment of separate accounts to be used in connection with this business, pursuant to
Iowa Statute 508A.1, designated “Risk Control Separate Account” and “Declared Rate
Separate Account” (the “Accounts”), and
WHEREAS, the Company has developed a new CUNA Mutual Group ZoneChoice Annuity
Contract;
NOW THEREFORE, BE IT RESOLVED, that the Board of Directors of MEMBERS Life
Insurance Company hereby adopts the following resolutions authorizing the President or his designee to take certain actions with respect to writing modified guaranteed annuity business; be it further,
RESOLVED, that:
1.the CUNA Mutual Group ZoneChoice Annuity Contract is acknowledged as a Contract registered with the Securities and Exchange Commission (“SEC”), which the Accounts were established to support;
2.premiums and other amounts received by the Company on account of the CUNA Mutual
Group ZoneChoice Annuity Contracts shall be allocated to the Accounts, for purposes of providing benefits related to or arising under the CUNA Mutual Group ZoneChoice
Annuity Contracts;
3.the President, or his designee (with such assistance from the Company’s independent certified public accountants, legal counsel and independent consultants or others as he may require), be, and he hereby is, authorized and directed to take all action necessary to comply with the 1940 Act, the Securities Exchange Act of 1934, the Securities Act of
1933 (the “1933 Act”), and other applicable federal and state laws including: (a) register the CUNA Mutual Group ZoneChoice Annuity Contracts in such amounts, which may be an indefinite amount, as he may from time to time deem appropriate under the 1933 Act;
and (b) file any amendments to registration statements, any undertakings, and any applications for exemptions from the securities laws or other applicable laws as shall be deemed necessary or appropriate;
4.the President, or his designee, be, and he hereby is, authorized and empowered to prepare, execute and cause to be filed with the SEC on behalf of the Accounts and the
Company notifications of registration, registration statements registering the CUNA
Mutual Group ZoneChoice Annuity Contracts under the 1933 Act, and any and all amendments to the foregoing on behalf of the Accounts and the Company and on behalf of and as attorneys-in-fact for the principal executive officer and/or the principal financial officer and/or the principal accounting officer and/or any other officer of the Company;
5.the President, or his designee, be, and he hereby is, authorized on behalf of the
Accounts and on behalf of the Company to take any and all action that each of them may deem necessary or advisable in order to offer and sell the CUNA Mutual Group
ZoneChoice Annuity Contracts, including any registrations, exemptive applications, filings and qualifications both of the Company, its officers, agents and employees, and of the Contracts, under the insurance and securities laws of any of the states of the United
States of America or other jurisdictions, and in connection therewith to prepare, execute, deliver and file all such applications, reports, covenants, resolutions, applications for exemptions, consents to service of process and other papers and instruments as may be required under such laws, and to take any and all further action which he or legal counsel of the Company may deem necessary or desirable (including entering into whatever agreements and contracts may be necessary) in order to maintain such registrations or qualifications for as long as he or legal counsel deem it to be in the best interests of the Accounts and the Company;
6.the President, or his designee, be, and he hereby is, authorized in the names and on behalf of the Accounts and the Company to execute and file irrevocable written consents on the part of the Accounts and of the Company to be used in such states wherein such consents to service of process may be requisite under the insurance or securities laws therein in connection with the registration or qualification of the CUNA Mutual Group
ZoneChoice Annuity Contracts and to appoint the appropriate state official, or such other person as may be allowed by insurance or securities laws, agent of the Accounts and of the Company for the purpose of receiving and accepting process;
7.the President, or his designee, be, and he hereby is, authorized to execute an agreement or agreements as deemed necessary and appropriate (i) with CUNA
Brokerage Services, Inc. (“CBSI”) or other qualified entity under which CBSI or such other entity will be appointed principal underwriter and distributor for the CUNA Mutual
Group ZoneChoice Annuity Contracts, and (ii) with one or more qualified banks or other qualified entities to provide administrative and/or custody services in connection with the establishment and maintenance of the Accounts and the design, issuance, and administration of the CUNA Mutual Group ZoneChoice Annuity Contracts;
8.the President, or his designee, be, and he hereby is, authorized to execute and deliver these agreements and other documents and do such acts and things as may be necessary or desirable to carry out the foregoing resolutions and the intent and purposes thereof; and be it further
RESOLVED, that the foregoing resolution will remain in full force and effect until otherwise revoked by the Board of Directors of the Company; and
RESOLVED, that if any resolution in any form different from, but generally consistent with the foregoing is required, such other resolution shall be deemed to have been duly approved and adopted hereby; and
RESOLVED, that the Company is authorized to seek additional regulatory authority to underwrite, issue, solicit and sell modified guaranteed annuity products or variable annuity products as necessary in the various states where the Company is now licensed to conduct its insurance business; and
RESOLVED, that:
1.the appropriate officers of the Company are hereby authorized on behalf of the
Company to develop suitability standards for the guidance of field agents and brokers, as well as Home Office underwriters, for the purpose of dealing with suitability issues affecting applicants and potential applicants for annuity products;
2.the suitability standards shall take into consideration all pertinent factors of potential applicants and at a minimum, require reasonable inquiry of every applicant for annuity contracts, so that prior to any recommendation by an agent or broker, a reasonable judgment can be made as to the suitability of the product being offered in light of the applicant’s financial situation and needs, as well as the applicant’s insurance and investment objectives and provided further, that lapse ratios and other relevant information shall be monitored on a broader scale from time to time, with a view toward determining whether suitability guidelines are, in fact, being utilized as a general business practice among agents and brokers in the field.
WITNESS MY HAND and the seal of the company this 28th day of August, 2024.
/s/Katherine L. Castro
_________________________________
Katherine L. Castro, Assistant Secretary
MEMBERS Life Insurance Company
[Seal]